Exhibit 1.01
GRACO INC.
Conflict Minerals Report
For the reporting period from January 1, 2015 to December 31, 2015
This is the Conflict Minerals Report (“Report”) of Graco Inc. (“Graco,” “we,” “our” or “us”) for the 2015 calendar year, pursuant to Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). Certain capitalized terms used but not defined herein have the meanings assigned to them in the Rule. This Report includes the activities of all subsidiaries of Graco that were required to be consolidated during the reporting period, other than any acquired companies that are not yet required by the Rule to be included in this Report.
The Rule requires certain SEC reporting companies that manufacture or contract to be manufactured products for which tantalum, tin, tungsten or gold (“3TG”) are necessary to the functionality or production of such products to disclose annually whether any of the 3TG in such products originated in the Democratic Republic of the Congo or one of its adjoining countries (collectively, the “Covered Countries”). If the company knows that its necessary 3TG originated in the Covered Countries, or has reason to believe that its 3TG may have originated in the Covered Countries and did not or may not have come from scrap or recycled sources, the company must exercise due diligence on the source and chain of custody of its 3TG and prepare and file a Report describing its due diligence measures.
Graco Overview
Graco is a multi-national manufacturer of systems and equipment that move, measure, control, dispense and spray fluid and powder materials. Our systems and equipment are used in the manufacturing, processing, construction and maintenance industries. Our primary products include air, electric, gas and hydraulic pumps and sprayers; electronic and mechanical controls and sensors; and automatic and manual dispense valves, meters and spray guns. Our products that contain control boards, certain other electronic components, motors, engines, batteries, spray tips, and certain pumps and valves contain 3TG.
We have established management systems to support the execution of our Conflict Minerals program and to ensure it operates effectively and is sustainable into the future. We have adopted a policy affirming our commitment to conducting business fairly and ethically with respect for human rights and in compliance with all applicable laws and regulations, including the Rule. Our policy also affirms our support for the responsible sourcing of 3TG through our global supply chain, and states that we are actively and diligently working with our global supply chain partners to determine the origin of any 3TG they may supply to us, and that we will continue to work with them towards the goal of providing greater supply chain transparency and responsible sourcing. In addition to establishing a policy on Conflict Minerals, we have assembled a cross-functional team with executive-level sponsorship and support to implement and oversee our Conflict Minerals compliance program. We have a process in place to engage

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relevant first-tier suppliers to educate them about the Rule and request information from them regarding 3TG, and to collect, analyze and retain any such information received from them. We also have a process in place to improve the number and quality of supplier responses year over year, and have an established grievance mechanism through which concerned parties may communicate their concerns to us. We also participate in Conflict Minerals working groups, and report annually on our supply chain due diligence by filing a Form SD and Conflict Minerals Report with the Securities Exchange Commission.
Reasonable Country of Origin Inquiry
We do not directly source 3TG. Instead, we purchase components and raw materials from third party suppliers that are multiple layers removed from the smelters and refiners of the 3TG that are in the components and raw materials ultimately supplied to us.
We evaluated our products and determined that certain products manufactured during calendar year 2015 were manufactured with components and raw materials that contain or likely contain 3TG that are necessary to the functionality or production of those products. We then identified the first-tier suppliers of those components and raw materials, and surveyed substantially all of them using the EICC-GeSI Conflict Minerals Reporting Template developed by the Electronic Industry Citizenship Coalition ® (EICC ®) and the Global Sustainability Initiative (GeSI). We also provided these suppliers with a list of components and raw materials they supply to us, background information on the Rule, a FAQ and a decision-tree to help educate them on the Rule and to aid them in responding to the survey. We requested that these suppliers make similar inquiries of their suppliers and sub-suppliers until the smelters and refiners of any 3TG in the components and raw materials supplied to us could be identified and compared to various smelter and refiner lists developed and maintained by the Conflict-Free Sourcing Initiative (CFSI).
We followed up with suppliers who did not provide us with a timely response, or who provided incomplete or inconsistent responses. We reviewed supplier responses and then summarized and categorized the responses based on several factors. We also compiled a list of entities identified as smelters and refiners by our suppliers.
Design of Due Diligence Measures

Our due diligence measures have been designed to be in conformity, in all material respects, with the applicable provisions of the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, and the related supplements on 3TG.

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Due Diligence Measures Performed
The due diligence measures we performed include defining roles and responsibilities for our cross-functional Conflict Minerals team and designated members of senior management; reporting our Conflict Minerals findings to our cross-functional Conflict Minerals team and designated members of senior management; and comparing the smelter and refiner information received from our suppliers against the CFSI list of smelters and refiners that are compliant with the Conflict-Free Smelter Program (CFSP) assessment protocols, the CFSI list of smelters and refiners that have committed to undergo a CFSP audit, and the CFSI reference list of known smelters and refiners. With respect to smelters and refiners that were on the CFSI list of known smelters and refiners and certain other smelters and refiners that were not on the CFSI list of known smelters and refiners, we reviewed certain other publicly available sources of information.
Due Diligence Results

A majority of suppliers surveyed responded to the survey. The majority of those who responded provided data at a company-wide level rather than at a product or supplier-defined level, and reported that their products do not contain 3TG or, if they do, the 3TG in their products does not come from the Covered Countries. A number of suppliers reported that they do not know whether the 3TG in their products comes from the Covered Countries or from scrap or recycled sources. A small number of suppliers reported that the 3TG in their products comes from or may come from the Covered Countries, and some of these suppliers further reported that some of the 3TG in their products comes from scrap or recycled sources.

A small number of suppliers identified over 1,000 entities in their supply chains as part of their smelter and refiner lists. However, not all of the entities identified by these suppliers appear to be actual smelters or refiners as the total number of entities identified exceeds the number of entities on the CFSI list of known smelters and refiners. In addition, not all of the actual smelters and refiners identified by our suppliers may have processed the 3TG in the components and raw materials supplied to us. In some cases, our suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in information received from their suppliers or for other reasons.

A minority of suppliers responded at a supplier-product or supplier-defined level. Schedule 1 to this Report contains a list of smelters and refiners identified by these suppliers, and whose materials and components may or may not be in our products, including the status of each smelter and refiner as of May 19, 2016. (Schedule 1 excludes any smelters or refiners identified by these suppliers that do not appear on the CFSI list of known smelters or refiners.) 201 of the smelters and refiners identified by these suppliers have been deemed compliant with the CFSP assessment protocols by an independent third party auditor according to the CFSI list of compliant smelters and refiners. 41 of the smelters and refiners identified by these suppliers have not yet been deemed compliant but have committed to undergo a CFSP audit according to the CFSI list of smelters and refiners who have committed to undergo a CFSP audit. The remaining

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smelters and refiners identified by these suppliers either appear on the CFSI list of known smelters and refiners but have not begun participating in an independent third party audit program, or do not appear on the CFSI list of known smelters and refiners at all. Based on a limited review of publicly available information about the remaining smelters and refiners that are either on the CFSI list of known smelters and refiners or that are not on the CFSI list of known smelters and refiners but that were identified by suppliers who reported that the 3TG in their products comes from or may come from the Covered Countries, it appears the majority of these smelters and refiners source their 3TG from recycled or scrap sources or from outside the Covered Countries.

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Given that the majority of suppliers who responded to the survey provided their responses at a company-wide level rather than at a level specific to the materials and components they supplied to us, we were unable to determine which, if any, of the smelters and refiners listed in their responses were the actual source of 3TG they supplied.

Determination

Given that a number of suppliers did not respond to our survey, the majority of responses we received were provided at a company-wide level or other level not specific to the components and raw materials supplied to us, and that a number of suppliers do not know the origin of the 3TG in their products, we do not have sufficient information to determine the origin of the 3TG in our products subject to this Report, whether the 3TG came from scrap or recycled sources, the specific facilities used to process the 3TG, or the country of origin or the mine or location of origin of the 3TG.

Steps to be Taken to Mitigate Risk in 2016

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TG in our products finance or benefit armed groups in the Covered Countries:

●	Continue to engage with our direct suppliers to increase the response rate to our survey and improve the content and quality of their responses; and
●	Continue to engage with our direct suppliers to receive more information farther upstream regarding the source and chain of custody of any 3TG in the components and raw materials they supply to us.

Subsequent to the 2015 reporting period, we decided to become a member of the CFSI in support of their efforts to carry out independent third-party audits of smelter and refiner due diligence activities and contribute to the improvement of smelter and refiner and upstream due diligence practices.

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Schedule 1

Metal	Smelter or Refiner Name	Facility Location (Country)	Smelter or Refiner Status*
Gold	Advanced Chemical Company	United States	Active
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	On Standard List
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Compliant
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	Asahi Pretec Corporation	Japan	Compliant
Gold	Asahi Refining Canada Limited	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	On Standard List
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Cendres + Métaux S.A.	Switzerland	Active
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Chugai Mining	Japan	On Standard List
Gold	Daejin Indus Co., Ltd.	Korea	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Standard List
Gold	DODUCO GmbH	Germany	Compliant
Gold	Do Sung Corporation	Korea	Active
Gold	Dowa	Japan	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	Faggi Enrico S.p.A.	Italy	Active
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	On Standard List
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	On Standard List
Gold	Geib Refining Corporation	United States	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Standard List
Gold	Guangdong Jinding Gold Limited	China	On Standard List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Standard List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Standard List
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Ltd. Hong Kong	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Hwasung CJ Co., Ltd.	Korea	On Standard List
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	China	Compliant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kaloti Precious Metals	United Arab Emirates	On Standard List
Gold	Kazakhmys Smelting LLC	Kazakhstan	On Standard List
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Active
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Metal Co., Ltd.	Korea	On Standard List
Gold	Korea Zinc Co. Ltd.	Korea	Active
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	On Standard List
Gold	L' azurde Company For Jewelry	Saudi Arabia	On Standard List
Gold	Lingbao Gold Co., Ltd.	China	On Standard List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Standard List
Gold	LS-NIKKO Copper Inc.	Korea	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Standard List
Gold	Materion	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Active
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	Metalúrgica Met-Mex Peñoles, S.A. de C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Morris and Watson	New Zealand	On Standard List
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohio Precious Metals, LLC	United States	On Standard List
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC Kolyma Refinery	Russian Federation	On Standard List
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Standard List
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Précinox S.A.	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Republic Metals Corporation	United States	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	Sabin Metal Corp.	United States	On Standard List
Gold	Samduck Precious Metals	Korea	Active
Gold	SAMWON Metals Corp.	Korea	On Standard List

Gold	SAXONIA Edelmetalle GmbH	Germany	Active
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería S.A.	Spain	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Standard List
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	So Accurate Group, Inc.	United States	On Standard List
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sudan Gold Refinery	Sudan	On Standard List
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	T.C.A. S.p.A	Italy	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Standard List
Gold	Torecom	Korea	Active
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant
Gold	Valcambi S.A.	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant
Gold	Wieland Edelmetalle GmbH	Germany	Active
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	China	On Standard List
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	Exotech Inc.	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck GmbH Goslar	Germany	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	KEMET Blue Powder	United States	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Molycorp Silmet A.S.	Estonia	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	Plansee SE Liezen	Austria	Compliant
Tantalum	Plansee SE Reutte	Austria	Compliant
Tantalum	QuantumClean	United States	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemicals	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Tranzact, Inc.	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide	China	Compliant
Tin	Alpha	United States	Compliant
Tin	An Thai Minerals Company Limited	Vietnam	Active
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China	Active
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	On Standard List
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	Active
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Nurjanah	Indonesia	On Standard List
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV Tiga Sekawan	Indonesia	Active
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active
Tin	Elmet S.L.U.	Spain	Compliant
Tin	EM Vinto	Bolivia	Compliant
Tin	Estanho de Rondônia S.A.	Brazil	On Standard List
Tin	Feinhütte Halsbrücke GmbH	Germany	On Standard List
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Fengming Metalurgy Chemical Plant	China	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	On Standard List

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Active
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	China	On Standard List
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	On Standard List
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo-Chimique N.V.	Belgium	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	On Standard List
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	OMSA	Bolivia	On Standard List
Tin	Phoenix Metal Ltd.	Rwanda	Active
Tin	PT Alam Lestari Kencana	Indonesia	On Standard List
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Kudai Tin	Indonesia	On Standard List
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	On Standard List
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT BilliTin Makmur Lestari	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Fang Di MulTindo	Indonesia	On Standard List
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Justindo	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Active
Tin	PT Kijang Jaya Mandiri	Indonesia	Active
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	On Standard List
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Seirama Tin Investment	Indonesia	On Standard List
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant

Tin	PT Tirus Putra Mandiri	Indonesia	On Standard List
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	PT Wahana Perkit Jaya	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Active
Tin	VQB Mineral and Trading Group JSC	Vietnam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active
Tin	Yunnan Tin Company Limited	China	Compliant
Tungsten	A.L.M.T. Tungsten Corp.	Japan	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	Active
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Active
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	On Standard List
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck GmbH	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	On Standard List
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	On Standard List
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Active
Tungsten	Kennametal Fallon	United States	Active
Tungsten	Kennametal Huntsville	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant
Tungsten	Pobedit, JSC	Russian Federation	Active
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	On Standard List

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant

* “Compliant” means the smelter or refiner is included on the CFSI list of smelters and refiners that are compliant with the CFSP assessment protocols; “Active” means the smelter or refiner is included on the CFSI list of smelters and refiners that have committed to undergo a CFSP audit or are participating in a cross-recognized certification program; and “On Standard List” means the smelter or refiner is listed on the CFSI reference list of smelters and refiners but is not Compliant or Active.

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